Exhibit 99.1

Acri Capital Acquisition Corporation Announces

Confidential Submission of Draft Registration Statement on Form S-4 and Extension of the Deadline for an Initial Business Combination

Austin, Texas, April 10, 2024 (GLOBE NEWSWIRE) -- Acri Capital Acquisition Corporation (the “Company”) (Nasdaq: ACAC), a special purpose acquisition company, today announced that, in relation to its previously announced proposed business combination (the “Transaction”) with Foxx Development Inc. (“Foxx”), a Texas based consumer electronics and integrated Internet-of-Things (IoT) solution company, and pursuant to a certain business combination agreement (the “Business Combination Agreement”) by and among the Company, Acri Capital Merger Sub I Inc.(“PubCo”), Acri Capital Merger Sub II Inc., and Foxx dated February 18, 2024, on April 5, 2024, PubCo submitted a confidential draft of Registration Statement on Form S-4, including a preliminary proxy statement/prospectus (the “Registration Statement”), to the U.S. Securities and Exchange Commission (the “SEC”).

The Registration Statement contains a preliminary proxy statement and prospectus in connection with the Business Combination Agreement and proposed Transaction. While the Registration Statement has not yet become effective and the information contained therein is subject to change, it provides important information about Foxx, ACAC and the Transaction.

The Transaction is subject to, among other things, approval by ACAC’s stockholders, satisfaction of the conditions stated in the Business Combination Agreement and other customary closing conditions, including the Registration Statement being declared effective by the SEC, the receipt of certain regulatory approvals, and approval by the Nasdaq Stock Market LLC (“Nasdaq”) to list PubCo common stock.

ACAC also announced that, in order to extend the date by which the Company must complete its initial business combination from April 14, 2024 to May 14, 2024, Acri Capital Sponsor LLC, the sponsor of the Company, has deposited into its trust account (the “Trust Account”) an aggregate of $50,000 (the “New Monthly Extension Payment”).

Pursuant to the Company’s Amended and Restated Certificate of Incorporate currently in effect, the Company may extend on monthly basis from April 14, 2024 until January 14, 2025 or such an earlier date as may be determined by its board to complete a business combination by depositing the New Monthly Extension Payment for each month into the Trust Account.

About Acri Capital Acquisition Corporation

Acri Capital Acquisition Corporation is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses with one or more businesses or entities.

About Foxx Development Inc.

Foxx, established in 2017 as a Texas incorporated company, is a consumer electronics and integrated Internet-of-Things (IoT) solution company catering to both retail and institutional clients. With robust research and development capabilities and a strategic commitment to cultivating long-term partnerships with mobile network operators, distributors and suppliers around the world, FOXX currently sells a diverse range of products including mobile phones, tablets and other consumer electronics devices throughout the United States, and is in the process of developing and distributing end-to-end communication terminals and IoT solutions.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and section 21E of the U.S. Securities Exchange Act of 1934 (“Exchange Act”) that are based on beliefs and assumptions and on information currently available to ACAC, Foxx and/or PubCo. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including the consummation of the transactions under the business combination agreement, projections of market opportunity and market share, the capability of Foxx’s business plans including its plans to expand, the sources and uses of cash from the proposed transactions, the anticipated enterprise value of the combined company following the consummation of the proposed transactions, any benefits of Foxx’s partnerships, strategies or plans as they relate to the proposed transactions, anticipated benefits of the proposed transactions and expectations related to the terms and timing of the proposed transactions are also forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of ACAC, Foxx and PubCo believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of ACAC, Foxx and PubCo cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there will be risks and uncertainties described in the Registration Statement. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Neither ACAC nor Foxx can assure you that the forward-looking statements in this communication will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, the ability to complete the transactions due to the failure to obtain approval from ACAC’s stockholders or satisfy other closing conditions in the business combination agreement, the occurrence of any event that could give rise to the termination of the business combination agreement, the ability to recognize the anticipated benefits of the transactions, the amount of redemption requests made by ACAC’s public stockholders, costs related to the transactions, the impact of the global COVID-19 pandemic, the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions, the outcome of any potential litigation, government or regulatory proceedings and other risks and uncertainties, including those to be included under the heading “Risk Factors” in ACAC’s Annual Report on Form 10-K filed with the SEC on March 22, 2024 (the “Form 10-K”), ACAC’s final prospectus dated June 10, 2022 filed with the SEC (the “Final Prospectus”) related to ACAC’s initial public offering, and in its subsequent quarterly reports on Form 10-Q and other filings with the SEC. There may be additional risks that neither ACAC or Foxx presently know or that ACAC and Foxx currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by ACAC, Foxx, their respective directors, officers or employees or any other person that ACAC and Foxx will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent the views of ACAC and Foxx as of the date of this communication. Subsequent events and developments may cause those views to change. However, while ACAC and Foxx may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of ACAC or Foxx as of any date subsequent to the date of this communication.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transactions and does not constitute an offer to sell or a solicitation of an offer to buy any securities of ACAC or Foxx, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Important Additional Information Regarding the Transactions Will Be Filed With the SEC

In connection with the proposed transactions, PubCo intends to file with the SEC the Registration Statement, and after the Registration Statement is declared effective, ACAC will mail a definitive proxy statement/prospectus relating to the proposed transactions to its stockholders. This press release does not contain all the information that should be considered concerning the proposed transactions and is not intended to form the basis of any investment decision or any other decision in respect of the transactions. ACAC stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed transactions, as these materials will contain important information about Foxx, ACAC and the proposed transactions. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed transactions will be mailed to stockholders of ACAC as of a record date to be established for voting on the proposed transactions. Such stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to Acri Capital Acquisition Corporation, 13284 Pond Springs Rd, Ste 405, Austin, Texas, Attention: Joy Yi Hua, Chief Executive Officer.

Participants in the Solicitation

PubCo, Foxx, ACAC and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of ACAC’s stockholders in connection with the proposed transactions. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of ACAC’s stockholders in connection with the proposed transactions will be set forth in PubCo’s registration statement on Form S-4, including a proxy statement/prospectus, when it is filed with the SEC.

Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transactions of ACAC’s directors and officers in ACAC’s filings with the SEC and such information will also be in the registration statement to be filed with the SEC by PubCo, which will include the proxy statement/prospectus for the proposed transactions.

Contact Information

Company Contact:

Acri Capital Acquisition Corporation

Ms. “Joy” Yi Hua, Chairwoman

Email: acri.capital@gmail.com

Investor Relations Contact:

International Elite Capital

Annabelle Zhang

Telephone: +1(646) 866-7989

Email: acri@iecapitalusa.com

Foxx Contact:

Foxx Development Inc.

Haitao Cui, CEO
Telephone: +1 (855) 585-3699
Email: haitao.cui@foxxusa.com

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